UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No.     )

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REGIONS FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGIONS FINANCIAL CORPORATION
1900 Fifth Avenue North
Birmingham, Alabama 35203

Supplement Dated April 2, 2018
To the Proxy Statement Dated March 9, 2018
For the 2018 Annual Meeting of Stockholders
To be held Wednesday, April 25, 2018

On March 9, 2018, Regions Financial Corporation (“Regions”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2018 Annual Meeting of Stockholders to be held on April 25, 2018. Regions is providing this supplement solely to correct inadvertent typographical errors in the table appearing on page 76 of the Proxy Statement under the heading “Establishment of 2017 Compensation Targets.” The corrected table is provided below and replaces the original table in the Proxy Statement in its entirety.

	Base Salary Change		Annualized Base Salary	Annual Incentive Target*			Long-Term Incentive			Total Target Compensation
Name				Percentage of Base Salary (unchanged)		Target Annual Incentive	Target Change		Target
O. B. Grayson Hall, Jr.	ó	—%	$1,000,000	ó	175%	$1,750,000	ñ	$400,000	$5,400,000	$8,150,000
David J. Turner, Jr.	ñ	2.5%	$664,200	ó	110%	$730,620	ó	$—	$1,200,000	$2,594,820
John B. Owen	ñ	2.5%	$680,600	ó	110%	$748,660	ó	$—	$1,200,000	$2,629,260
John M. Turner, Jr.	ñ	11%	$600,000	ó	110%	$660,000	ñ	$300,000	$1,200,000	$2,460,000
C. Matthew Lusco	ñ	2.5%	$584,250	ó	110%	$642,675	ó	$—	$1,200,000	$2,426,925
*Annualized incentive target is the product of the target incentive percentage times base pay approved by the CHR Committee for 2017 and does not take into account that the base pay changes were not effective until April 1, 2017.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.